UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/25/2014

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On July 28, 2014, we issued a press releasing announcing the declaration of a quarterly dividend. The press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

The Board of Directors (“Board”) of H&E Equipment Services, Inc. (the “Company”) has approved an initial quarterly cash dividend of twenty-five cents per share ($0.25). The dividend is payable Tuesday, September 9, 2014 to stockholders of record as of Monday, August 25, 2014. The Company intends to continue to pay regular quarterly cash dividends; however, the declaration of any subsequent dividends is discretionary and will be subject to a final determination by the Board of Directors each quarter after its review of, among other things, business and market conditions.

Item 9.01	Financial Statements and Exhibits

99.1 Press Release, dated July 28, 2014, announcing the declaration of a quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer